Exhibit 10.47

FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE CONTRACT

This First Amendment to Real Estate Purchase and Sale Contract (“Amendment”) is made and entered into as of January 26, 2016, by and between Air Realty Group LLC, a Connecticut limited liability company (“Seller”) and Blue Desk LLC, a Michigan limited liability company (“Buyer”).

Recitals

A.
Buyer and Seller entered into a Real Estate Purchase and Sale Contract dated December 7, 2015 (the “Agreement”) for the sale and purchase of certain Real Property located at 283 Sullivan Avenue, South Windsor, Connecticut 06074.

B.	Seller and Buyer now desire to amend the Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and in furtherance of the parties understanding, it is agreed as follows:

1.           Closing.  The last sentence of Section (1)(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

The Closing Date shall occur no later than February 29, 2016.

2.           Closing Date.  Section 4 of the Agreement is hereby amended and restated to read in its entirety as follows:

4.           Closing Date.  The Closing Date shall occur no later than February 29, 2016.

3.           Inspection Period.  Section (1)(i) of the Agreement is hereby amended and restated to read in its entirety as follows:

(i)	“Inspection Period” shall mean that period of time starting on the Effective Date of this Agreement and terminating at 6:00 PM eastern time on February 24, 2016.

4.           Conditions to Buyer’s Obligation to Close.  Section 5(b)(i) of the Agreement is hereby amended and restated to read in its entirety as follows:

(i) Within ten (10) days after the Effective Date hereof, Seller shall have delivered to Buyer a Commitment from the Title Company for an owner’s title insurance policy (ALTA form) with respect to the Premises, naming Buyer as the Proposed Insured in the amount of the Purchase Price applicable to that Premises and with standard exceptions deleted (the “Title Commitment”), and by February 15, 2016, Buyer shall have reviewed and approved the Title Commitment or approved the Title Commitment subject to satisfaction of specified objectives.

5.           Inspections.  Section 8 of the Agreement is hereby amended and restated to read in its entirety as follows:

8.
Inspections.  Until the Closing Date, Buyer is authorized to complete various inspections of the Premises at Buyer’s expense, including but not limited to, a satisfactory environmental report, zoning analysis, building analysis, and soil tests, as well as a complete review of all contracts, licenses, permits, warranties, surveys, the title commitment and other matters deemed necessary by Buyer. Buyer may terminate the Purchase Agreement at any time on or before 6:00 PM eastern time on February 24, 2016 for any reason, or no reason, in which event the entire Initial Deposit shall be immediately returned to Buyer if the Purchase Agreement has not previously been terminated. Buyer through its agents, employees and independent contractors shall have the right from time to time until the Closing Date, upon 24 hours prior notice to Seller, to enter the Premises for the purpose of inspecting the same and performing environmental and other tests thereon. Buyer shall indemnify and hold harmless Seller and its respective contractors, agents, employees and affiliates from and against any claims, losses, damages and costs arising out of any inspection of and testing at any of the Premises by Buyer, its agents and representatives. Buyer shall not, and shall not permit its agents or representatives or vendors to unreasonably disrupt or hinder Seller’s activities at the Premises, or to enter the Premises without commercially reasonable liability insurance in place.

6.           Purchase Agreement in Full Force and Effect.  Except as specifically amended herein, all the terms and provisions of the Agreement are hereby ratified and affirmed to be in full force and effect as of the date hereof.  To the extent of any conflict between the Agreement, and this Amendment, the terms and provisions of this Amendment shall govern and control.  Capitalized terms not separately defined herein have the meaning otherwise ascribed to them in the Agreement.

7.           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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SIGNATURE PAGE FOR FIRST AMENDMENT
TO REAL ESTATE PURCHASE AND SALE CONTRACT AMONG
AIR REALTY GROUP LLC AND
BLUE DESK LLC

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed effective as of the day and year first written above.

SELLER:

AIR REALTY GROUP LLC,
a Connecticut limited liability company

By:  /s/ James Sartori
Name:  James Sartori
Its:  CAO

BUYER:

BLUE DESK LLC,
a Michigan limited liability company

By: /s/ Greg Sakwa
Name: Greg Sakwa
Title: Authorized Representative